Certificate of Amendment
                                     to the
             Amended and Restated Agreement and Declaration of Trust
                                       of
                                 DLJ Focus Funds
                                       and
                          Certificate of the Secretary

      The undersigned Secretary of DLJ Focus Funds, a Massachusetts business trust governed by a written Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") dated as of February 22, 1996 that was duly executed and filed with the office of the Secretary of the Commonwealth of Massachusetts on February 26, 1996, DOES HEREBY CERTIFY THAT:

      FIRST: On December 18, 2000, the Trustees of the Trust, pursuant to Sections 1.1 and 9.3(a) of the Declaration of Trust, duly adopted an amendment to Section 1.1 of the Declaration of Trust whereby the name of the Trust was changed from "DLJ Focus Funds" to "Credit Suisse Warburg Pincus Capital Funds";

      SECOND: On December 18, 2000, the Trustees of the Trust, pursuant to
Section 9.3(a) of the Declaration of Trust, duly adopted an amendment to Section
6.2 of the Declaration of Trust whereby the name of the separate portfolios of the Trust be changed from the "DLJ Core Equity Fund", the "DLJ Growth and Income Fund", the "DLJ Fixed Income Fund", the "DLJ Municipal Trust Fund" and the "DLJ Small Company Value Fund" to "Credit Suisse Warburg Pincus Blue Chip Fund," "Credit Suisse Warburg Pincus Growth and

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Income Fund," "Credit Suisse Warburg Pincus Fixed Income Fund," "Credit Suisse
Warburg Pincus Municipal Trust Fund" and "Credit Suisse Warburg Pincus Small Company Value Fund", respectively; and

      THIRD: that the name changes in respect of the Trust and the separate portfolios will not be effective until the filing date with the State of Massachusetts of the appropriate documentation reflecting the name changes.

      IN WITNESS WHEREOF the undersigned has executed this certificate on this 16th day of January, 2001.


                                          /s/ Martin Jaffe
                                          ------------------------
                                              Martin Jaffe
                                              Secretary

STATE OF NEW YORK       )
                     ss:
COUNTY OF NEW YORK      )

      On this 16th day of January, 2001 before me personally came Martin Jaffe to me known, who being duly sworn by me, did depose and say that he is the Secretary of DLJ Focus Funds, a trust organized under the laws of the Commonwealth of Massachusetts, the trust described in and which executed the foregoing instrument; that he knows the seal of said trust; that the seal affixed to said instrument is such trust seal; that it was so affixed by order of the trustees of said trust, and that he signed his name thereto by order.


                                          /s/ Balan Venugopal
                                          ------------------------
                                              Notary Public